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                                                                    Exhibit 99.1

                          VERITAS SOFTWARE CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

[date]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VERITAS SOFTWARE CORPORATION.

The undersigned hereby appoints Mark Leslie, Kenneth E. Lonchar and Jay A. Jones, or any of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of VERITAS Software Corporation and at any adjournments or postponements of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at 9:00 a.m. Pacific time on __, __, 2000 at our offices located at 900 Alta Avenue, Mountain View, California, 94043.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                          YOU VOTE FOR PROPOSAL NO. 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

_____________________________________________________________________________
                             -FOLD AND DETACH HERE-

Please mark exactly as indicated in this example: [x]

1.   TO APPROVE THE ISSUANCE OF NEW
     SHARES OF VERITAS SOFTWARE                FOR     AGAINST   ABSTAIN
     CORPORATION COMMON STOCK TO               [ ]       [ ]       [ ]
     STOCKHOLDERS OF SEAGATE
     TECHNOLOGY, INC. IN CONNECTION WITH
     THE MERGER OF A WHOLLY OWNED
     SUBSIDIARY OF VERITAS WITH AND INTO
     SEAGATE TECHNOLOGY, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.
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Signature(s):                                              Date:        ,   2000
             ---------------------------------------------      -----------

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

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